EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

ANSWERS CORPORATION

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2008

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Financial Officer of Answers Corporation, a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2008 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2008

/s/ STEVEN STEINBERG

Steven Steinberg
Chief Financial Officer
(Principal Financial Officer)